UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 5, 2009

EXIDE TECHNOLOGIES

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-11263 (Commission File Number)	23-055273 (IRS Employer Identification No.)

13000 Deerfield Parkway, Building 200
Milton, Georgia 30004
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 566-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Attached as Exhibit 99.1 is a press release dated November 5, 2009, which contains information regarding the Company's results of operations and financial condition for the fiscal quarter ended September 30, 2009. The earnings release shall be deemed furnished but not filed.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers

On November 3, 2009, Gordon A. Ulsh, President and Chief Executive Officer of Exide Technologies (the "Company"), submitted, and the Board of Directors (the "Board") accepted, a third amendment (the "Third Amendment") to Mr. Ulsh's Amended and Restated Employment Agreement (the "Amended Agreement"). The Third Amendment reflects Mr. Ulsh’s request to cede his title as the Company’s President under the Amended Agreement.  The Board thereafter elected Edward J. O’Leary President and Chief Operating Officer.  Mr. O'Leary will serve in this role under his current terms.   Mr. O’Leary previously served as Executive Vice President and Chief Operating Officer.

Item 9.01 Financial Statements and Exhibits.

10.1 Letter dated November 3, 2009, amending the Amended and Restated Employment Agreement of Gordon A. Ulsh
99.1 Press release dated November 5, 2009 announcing results of operations
99.2 Press release dated November 5, 2009 announcing the appointment of Edward J. O’Leary as President and Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

By:	/s/ Phillip A. Damaska
Name: Phillip A. Damaska
November 5, 2009	Title: Executive Vice President and Chief Financial Officer